Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-230570) on Form S-3 and (Nos. 333-185637, 333-208695, 333-222257, 333-227918, 333-235583, 333-252407, and 333-276167) on Form S-8 of our report dated October 1, 2024, with respect to the consolidated financial statements of United Natural Foods, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Minneapolis, Minnesota
October 1, 2024